United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2006

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors;
                             Appointment of Principal Officers.

(b) Resignation of Chief Financial Officer. On December 4, 2006, Sara Cormack, Chief Financial Officer of the Company, resigned as an officer of the Company, effective immediately. Ms. Cormack is expected to continue as an employee of the Company through January 5, 2007, to assist the Company in transitioning to a new Chief Financial Officer. The Company has engaged the services of CMF Associates, of Berwyn, Penna., to provide certain financial and accounting services to the Company and assist the Company in its financial and accounting operations.

Item 8.01.    Other Events.

On December 5, 2006, the Company issued a press release announcing the resignation of its Chief Financial Officer. The information furnished pursuant to this paragraph of Item 8.01 of this Form 8-K and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

  Exhibit 99.1    Press release dated December 5, 2006, regarding the resignation of the Company's Chief Financial Officer and engagement of CMF Associates.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Langer, Inc.

Date: December 5, 2006	By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President and Chief Executive Officer

Exhibit Index

Exhibit 99.1    Press release dated December 5, 2006, regarding the resignation of the Com-pany's Chief Financial Officer and engagement of CMF Associates.